Exhibit 99.1
Dream Finders Homes Closes Acquisition
Forming New Partnership with Liberty Communities in Atlanta
Jacksonville, FL. — January 23, 2025 — Dream Finders Homes, Inc. (the “Company”, “Dream Finders” or “DFH”) (NYSE: DFH) today announced that it has completed the acquisition of the core homebuilding operations and assets of privately-held homebuilder, Liberty Communities, LLC, in the Atlanta, Georgia and Greenville, South Carolina markets, in addition to its captive pre-engineered panel and truss and building component import businesses (collectively, “Liberty Communities” or “Liberty”).
This transaction enables Dream Finders’ expansion to the Atlanta homebuilding market, one of the largest and fastest-growing in the United States, and increases its community count and future land supply in Greenville. In addition, the acquisition of Liberty’s offsite manufacturing and component import businesses provide cost and operating efficiencies in Liberty’s existing markets and position DFH with a potential platform for expansion to other active markets in the future.
Patrick Zalupski, Dream Finders’ Chairman and CEO, said: “We are excited to partner with Liberty, led by its dynamic founder and CEO, Neil Koelbl, and his exceptional leadership team. Atlanta – the sixth largest homebuilding market in the U.S. and the largest in the Southeast – has been one of our highest-priority expansion markets. Atlanta had over 27,000 estimated single-family permits in 2024, and was, effectively, the only Southeastern market where we were not active. This transaction gives us a running start to build Atlanta into one of the top markets for DFH. In addition, Liberty’s offsite manufacturing operations provide us with a unique and differentiated opportunity to explore incremental cost and production efficiencies for our homebuilding operations.”
Said Koelbl, “This partnership with Dream Finders is a significant milestone for Liberty and a unique opportunity to pursue aggressive and sustainable growth with one of the leading national builders in our industry. Dream Finders is an outstanding organization that shares our core values and our commitment to customer service and product quality. I am grateful to our many talented team members at Liberty who have made this possible, with special thanks to Chris Cox, Chrissy Marler, and Dolores Allen, who truly embody our “hungry, humble, and smart” professional ethos. This is a unique opportunity to do something extraordinary – combining our local market knowledge, operational excellence, and desire to win with Dream Finders’ growth objectives and access to the public capital markets ideally positions us for long-term success.”
DFH funded the transaction with cash on hand and borrowings under its existing senior unsecured revolving credit facility. Simultaneously with the acquisition closing, DFH paid off Liberty’s vertical lines of credit associated with the assets acquired.
Zelman, a Walker & Dunlop Company (NYSE: WD), served as the exclusive sell-side financial advisor to Liberty Communities on the transaction.
About Dream Finders Homes, Inc.
Dream Finders Homes (NYSE: DFH) is a homebuilder based in Jacksonville, Florida. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Northern Virginia and Maryland. Through its wholly owned subsidiaries, DFH also provides mortgage financing and title services to homebuyers. Dream Finders Homes achieves its industry-leading growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.
Forward-Looking Statements
This press release includes forward-looking statements regarding future events which include, but are not limited to, market conditions, possible or assumed future results of operations, expected benefits of the Liberty Communities acquisition and statements regarding the Company’s strategies and expectations as they relate to market opportunities and growth. All forward-looking statements are based on managements’ beliefs as well as assumptions made by and information currently available to management. These statements reflect managements’ current views with respect to future events and are subject to various risks, uncertainties and assumptions, which are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2023, subsequently filed Form 10-Qs and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

Contacts:
Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com